UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 9, 2008

Date of Report (Date of earliest event reported)

NewStar Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33211	54-2157878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, Suite 1600, Boston, MA 02116

(Address of principal executive offices) (Zip Code)

(617) 848-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 9, 2008 NewStar Financial, Inc. (the “Company”) entered into a letter agreement with Mr. Shoyer setting forth the terms of Mr. Shoyer’s separation from the Company (the “Letter Agreement”).

Under the Letter Agreement, Mr. Shoyer’s employment with the Company ended effective as of the close of business on April 10, 2008 (the “Separation Date”). In addition to any salary payments owing for the final payroll period through the Separation Date and whatever vested rights he has under the Company’s 401(k) plan, Mr. Shoyer shall receive the following payment(s) and benefits, among others: (i) continuation of his annual base salary until six months from the Separation Date (the “Severance Period”), (ii) a payment of a one-time lump sum amount of $225,000 to be paid within 30 days of the Separation Date, (iii) accelerated vesting of certain restricted stock and stock options granted to Mr. Shoyer and (iv) a period of ninety (90) days following the expiration of the Severance Period to exercise any vested options.

All descriptions of the terms of the Letter Agreement are qualified in their entirety by the full text of the Letter Agreement, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1	Letter Agreement dated April 9, 2008 between NewStar Financial, Inc. and Timothy C. Shoyer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWSTAR FINANCIAL INC.

Date: April 10, 2008	By:	/s/ John K. Bray
John K. Bray
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement dated April 9, 2008 between NewStar Financial, Inc. and Timothy C. Shoyer.